Exhibit l(2)

January 14, 2020

Resource Credit Income Fund

717 Fifth Avenue, 14th Floor

New York, NY 10022

Re:	Resource Credit Income Fund (the “Fund”) File Nos. 333-200981 and 811-23016

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2, filed on April 13, 2015. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 7 under the Securities Act of 1933 (Amendment No. 9 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Very truly yours, /s/Thompson Hine LLP Thompson Hine LLP